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                                                                     EXHIBIT 4.1

                                DOVE AUDIO, INC.
                            1994 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

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                                                                                 Page
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I.         DEFINITIONS............................................................  1
           1.1        Definitions.................................................  1

II.        THE PLAN...............................................................  4
           2.1        Purpose.....................................................  4
           2.2        Administration..............................................  5
           2.3        Participation...............................................  5
           2.4        Stock Subject to the Plan...................................  6
           2.5        Grant of Awards.............................................  6
           2.6        Exercise of Awards..........................................  7

III.       OPTIONS................................................................  7
           3.1        Grants......................................................  7
           3.2        Option Price................................................  9
           3.3        Option Period............................................... 10
           3.4        Exercise of Options......................................... 10
           3.5        Limitations on Grant of Incentive Stock
                      Options .................................................... 11
           3.6        Additional Rights........................................... 11

IV.        STOCK APPRECIATION RIGHTS.............................................. 12
           4.1        Grants...................................................... 12
           4.2        Exercise of Stock Appreciation Rights....................... 12
           4.3        Payment..................................................... 13

V.         RESTRICTED STOCK AWARDS................................................ 14
           5.1        Grants...................................................... 14
           5.2        Restrictions................................................ 14

VI.        PERFORMANCE SHARE AWARDS............................................... 15
           6.1        Grants...................................................... 15

VII.       OTHER PROVISIONS....................................................... 15
           7.1        Rights of Eligible Persons, Participants and
                      Beneficiaries............................................... 15
           7.2        Adjustments Upon Changes in Capitalization.................. 16
           7.3        Termination of Employment................................... 17
           7.4        Acceleration of Awards...................................... 18
           7.5        Government Regulations...................................... 19
           7.6        Tax Withholding............................................. 19
           7.7        Amendment, Termination and Suspension....................... 20

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                          TABLE OF CONTENTS (Continued)

           7.8        Privileges of Stock Ownership; Nondistributive
                      Intent...................................................... 21
           7.9        Effective Date of the Plan.................................. 21
           7.10       Term of the Plan............................................ 21
           7.11       Governing Law............................................... 21


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                                DOVE AUDIO, INC.
                            1994 Stock Incentive Plan

I.         DEFINITIONS.

           1.1        Definitions.

                     (a) "Award" shall mean an Option, which may be designated as a Nonqualified Stock Option or an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award or Performance Share Award, in each case granted under this Plan.

                     (b) "Award Agreement" shall mean a written agreement setting forth the terms of an Award.

                     (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as is prescribed by the Committee.

                     (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

                     (e) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death.

                     (f) "Board" shall mean the Board of Directors of the Corporation.

                     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                     (h) "Commission" shall mean the Securities and Exchange Commission.

                     (i) "Committee" shall mean either a committee appointed by the Board and consisting of two or more members, each of whom is a director and Disinterested or the entire Board, if each member is Disinterested (except as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act). If there are two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, then the Committee shall consist only of such members. Notwithstanding anything to the contrary herein, no person may be a member of the Committee if such person has received an Award hereunder for the period of one year prior to serving on the Committee, and no member of the ommittee may receive an Award hereunder while serving on the Committee, other than in accordance with Section 3.1(b).

                      (j) "Common Stock" shall mean the Common Stock of

the Corporation.

                      (k) "Company" shall mean, collectively, the Corporation and its Subsidiaries.

                      (l) "Corporation" shall mean Dove Audio, Inc., a California corporation, and its successors.

                      (m) "Disinterested" shall mean disinterested within the meaning of the applicable regulatory requirements promulgated under Section 16 of the Exchange Act.

                      (n) "Eligible Person" shall mean an employee, director, officer or key employee of the Company or any other person who, in the opinion of the Committee, is rendering valuable services to the Company, including, without limitation, as an independent contractor, outside consultant or advisor to the Company.

                      (o)       "Event" shall mean any of the following:

                                (1) Approval by the shareholders of the
           Corporation of the dissolution or liquidation of the Corporation;

                                (2) Approval by the shareholders of the
           Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Corporation;

                                (3) Approval by the shareholders of the
           Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

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                                (4) A Change in Control. A "Change in Control"
           shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
           Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

                      (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                      (q) "Fair Market Value" shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such stock; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the average of the closing bid and asked prices for the stock on such date, as reported or furnished by the NASDAQ; (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not reported or furnished by the NASDAQ or a similar organization, the values established by the Committee for purposes of granting Options under the Plan.

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                      (r) "Incentive Stock Option" shall mean an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

                      (s) "Nonqualified Stock Option" shall mean an option which is designated a Nonqualified Stock Option.

                      (t) "Option" shall mean an option to purchase Common Stock under this Plan. An option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

                      (u) "Participant" shall mean an Eligible Person, who has been awarded an Award.

                      (v) "Performance Share Award" shall mean an award of shares of Common Stock, issuance of which is contingent upon attainment of performance objectives specified by the Committee.

                      (w) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

                      (x) "Plan" shall mean Dove Audio, Inc. 1994 Stock Incentive Plan.

                      (y) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

                      (z) "Restricted Stock Award" shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

                      (aa) "Retirement" shall mean retirement as defined in termination of employment with the Company pursuant to the Company's retirement policy, as in effect from time to time.

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                      (bb) "Securities Act" shall mean the Securities Act of
1933, as amended.

                      (cc) "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 4.3(a).

                      (dd) "Subsidiary" shall mean any corporation or other entity fifty percent or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                      (ee) "Tax-Offset Bonus" shall mean a bonus payable pursuant to a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, determined as provided in Section 3.6.

                      (ff) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.


II.        THE PLAN.

           2.1        Purpose.

                      The purpose of this Plan is to promote the success of the Company by providing an additional means to attract and retain key personnel through added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company by granting Awards.

           2.2        Administration.

                      (a) This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the written consent of a majority of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions (other than functions which are required to be performed by the Committee pursuant to requirements promulgated under Section 16

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
of the Exchange Act and Section 162(m) of the Code) to individuals who are officers or employees of the Company.

                      (b) Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.

                      (c) Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters related to this Plan.

                      (d) Subject to the requirements of Section 1.1(i), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

           2.3        Participation.

                      Awards may be granted only to Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Members of the Committee shall not be eligible to receive Awards, other than in accordance with
Section 3.1(b).

           2.4        Stock Subject to the Plan.

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                      The stock to be offered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 400,000 shares, subject to adjustment as set forth in
Section 7.2; provided that any Stock Appreciation Rights granted concurrently in accordance with Section 4.1 are not subject to the foregoing limitation. If an Option and any Stock Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have been transferred, the unpurchased or nontransferred shares subject thereto shall again be available for purposes of this Plan; provided, however, that the counting of shares subject to Awards granted under the Plan against the number of shares available for further Awards shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option and any Stock Appreciation Right granted to any Eligible Person who is a "covered employee" as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled, the number of shares subject to such Option and Stock Appreciation Right shall continue to count against the maximum number of shares which may be the subject of Options and Stock Appreciation Rights granted to such Eligible Person. For purposes of the preceding sentence, if, after grant, the exercise price of an Option and/or the base amount of any Stock 6 Appreciation Right is reduced, such reduction shall be treated as a cancellation of such Option and Stock Appreciation Right and the grant of a new Option and Stock Appreciation Right (if any), and both the cancellation of the Option and Stock Appreciation Right and the new Option and Stock Appreciation Right shall reduce the maximum number of shares for which Options and Stock Appreciation Rights may be granted to the holder of such Option and Stock Appreciation Right.

           2.5        Grant of Awards.

                      Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award. Each Award shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions established by the

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
Committee as are not inconsistent with the purpose and provisions of the Plan. The grant of an Award is made on the Award Date.

           2.6        Exercise of Awards.

                      An Option or Stock Appreciation Right shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 3.2(a), except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with Section 3.2(b). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act.

III.       OPTIONS.

           3.1        Grants.

                      (a) One or more Options may be granted to any Eligible Person other than members of the Committee. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option. Members of the Committee shall be granted Options in accordance with Section 3.1(b).


                      (b) Notwithstanding any other provision of the Plan, effective on November 1, 1994 and on each subsequent date a director who is not also an employee of the Company is appointed, elected or, commencing in 1995, re-elected to the Board, such director will automatically be granted a Nonqualified Stock Option, having a duration of ten years, to purchase 5,000 shares of Common Stock for a purchase price per share equal to the Fair Market Value of the Common Stock on the date of grant, to vest as to twenty percent (20%) of such shares on each of the first five (5) anniverseries of the date of grant. The purchase price of any shares purchased pursuant to any such Option shall be paid in full at the time of each purchase in cash or by certified or

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cashier's check payable to the order of the Corporation. Notwithstanding anything to the contrary contained in Section 7.2 or 7.4, each such Option shall be adjusted and shall accelerate, respectively, in the following events:

                                (i) If the outstanding shares of Common Stock
                are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to each Option. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Option not exercised but with a corresponding adjustment in the price for each share.

                                (ii) Upon the dissolution or liquidation of the
                Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, any such Option then outstanding shall terminate and be forfeited. In the event the Options terminate as aforesaid in connection with such a dissolution, liquidation, reorganization, merger or consolidation, the holder of any such Option shall be entitled to receive from the Corporation cash in an amount equal to the excess of (A) the Fair Market Value (determined on the basis of the amount received by shareholders in connection with such transaction) of the shares of Common Stock subject to the portion of the Option not theretofore exercised (whether or not the Option is then exercisable pursuant to its terms or otherwise), over (B) the aggregate purchase price which would be payable for such shares upon the exercise of the Option.

                                (iii) In adjusting Options to reflect the
                changes described in this Section 3.1(b) or in determining that no such adjustment is necessary, the Committee shall make only such adjustment as shall be necessary to maintain the proportionate interest of the holder and preserve the value of the respective Option and may rely upon the advice of independent counsel and accountants of the Corporation,

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                and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

                                (iv) Upon the occurrence of an Event, each such
                Option shall become immediately exercisable to the full extent theretofore not exercisable. Acceleration of Awards shall comply with applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act.

                                All or any part of any remaining unexercised
Options granted pursuant to this Section 3.1(b) may be exercised (after approval of the Plan by shareholders of the Corporation but in no event during the six-month period commencing on the later of the date of grant or the date of such shareholder approval) in the event of the holder's cessation of service as a director of the Company due to the holder's death, during the period beginning on the date of death and ending 12 months thereafter, but in no event after the expiration of the term of the Option. Any Option granted pursuant to this
Section 3.1(b), to the extent unexercised, shall terminate immediately upon the holder's ceasing to serve as a director of the Company due to Total Disability, except that the holder or the holder's Personal Representative shall have 12 months following such cessation of service to exercise any unexercised Option that the holder could have exercised on the day on which such service terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option. Any Option granted pursuant to this
Section 3.1(b), to the extent unexercised, shall terminate immediately upon the holder's ceasing to serve as a director of the Company (for reasons other than Total Disability or death), except that the holder shall have three months from the date of such cessation of service to exercise any unexercised Option that he or she could have exercised on the day on which such service terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the preceding, if the service as a director of any holder of an Option granted pursuant to this Section 3.1(b) shall be terminated because of the holder's (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, then all such unexercised Options of the holder shall terminate immediately upon such holder's ceasing to serve as a director.

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                                Subject to the limitations of Section 7.7, this
award formula may be amended from time to time by the Board with respect to timing and amount; provided that such formula will not be modified to provide an award in excess of Options to acquire 5,000 shares of Common Stock per year; and provided, further, that the provisions of this Section 3.1(b) shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended (and to such extent, if any, as it may be applicable to the Plan) or the rules and regulations thereunder.

           3.2        Option Price.

                       (a) The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash, or by certified or cashier's check payable to the order of the Corporation; (ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Corporation, upon the terms and conditions determined by the Committee but at a rate of interest at least equal to the imputed interest specified under Section 483 or Section 1274, whichever is applicable, of the Code, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements); or (iii) by shares of Common Stock of the Corporation already owned by the Participant; provided, however, the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering shares, and any shares delivered which were initially acquired upon exercise of a stock option must have been owned, or deemed to have been owned, by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

                       (b) In addition to the payment methods described in subsection (a), the Option may provide that the Option can be

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
exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise disallowed by the Committee, any applicable tax withholding under Section 7.6. The Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

           3.3        Option Period.

                      Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date of an Incentive Stock Option or 10 years and one day after the Award Date of a Nonqualified Stock Option, and shall be subject to earlier termination as hereinafter provided.

           3.4        Exercise of Options.

                      Except as otherwise provided in Section 7.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement which date(s) shall not be earlier than six months after the later of (i) the Award Date, or (ii) the date of shareholder approval of the Plan pursuant to Section 7.9, and thereafter shall remain exercisable until the expiration or earlier termination of the Participant's Option. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares purchasable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

           3.5        Limitations on Grant of Incentive Stock Options.

                      (a) The aggregate Fair Market Value (determined as of the Award Date) of the Common Stock for which Incentive Stock Options may first become exercisable by any Participant during any calendar year under this Plan (other than as a result of acceleration pursuant to Section 7.4 or 7.2), together with that of common stock subject to incentive stock options first

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
exercisable by such Participant under any other plan of the Corporation or any Subsidiary, shall not exceed $100,000; to the extent such limitation is exceeded as a result of acceleration, Options shall be treated as Nonqualified Stock Options.

                      (b) There shall be imposed in the Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in
Section 422 of the Code.

                      (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                      (d) No Incentive Stock Option may be granted to any person who is not an employee of the Company.

           3.6        Additional Rights.

                      In its discretion the Committee may, in the Award Agreement, provide for a Tax-Offset Bonus to any Participant who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option. The Tax-Offset Bonus shall be in the form of a cash payment equal to a percentage of the difference between the exercise price and the lesser of (i) the Fair Market Value on the date of exercise of the Common Stock with respect to which the disqualifying disposition occurs, or (ii) the amount realized from such disqualifying disposition. Such percentage shall be set out in the Award Agreement and shall be designed to offset the impact of additional taxes which result from the disqualifying disposition. Notwithstanding the preceding sentence, the Committee may reserve the right to from time to time change the percentage applicable with respect to the Award Agreement.

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IV.        STOCK APPRECIATION RIGHTS.

           4.1        Grants.

                      In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 4.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. In its discretion, the Committee may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Committee may in its absolute discretion provide.

           4.2        Exercise of Stock Appreciation Rights.

                      (a) A Stock Appreciation Right granted concurrently with an Option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

                      (b) In the event that a Stock Appreciation Right granted concurrently with an option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall be reduced by such number of shares.

                      (c) If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right. The number of shares subject to unexercised Stock Appreciation Rights may also be reduced proportionately.

                      (d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the later of (i) the Award Date, or
(ii) the date of shareholder approval of the Plan pursuant to Section 7.9.

                      (e) In order to achieve the Plan's objective of encouraging ownership of the Common Stock, the Committee may require that Stock Appreciation Rights can only be exercised if the Participant uses all or a portion of any cash received upon exercise of the Stock Appreciation Right to concurrently exercise all or a portion of the Option he or she holds.

           4.3        Payment.

                      (a) Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying

                      (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

                      (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

                      (b) The Committee, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

                      (c) Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment in cash of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right.

                      (d) Notwithstanding any other provision of the Plan or of the Stock Appreciation Rights, for purposes of determining the amount specified in subsection (a) in the case of a holder of Stock Appreciation Rights who is a director or officer of the Company subject to Section 16(b) of the Exchange Act, the Committee, in its sole discretion, may designate a single Fair Market Value per share with respect to all such holders who exercise Stock Appreciation Rights during any single ten-day period specified in Rule 16b-3(e)(3) under the Exchange Act; provided, however, that the Fair Market Value per share designated by the Committee during any such period shall in no event be greater than the highest Fair Market Value per share on any day during such period or less than the lowest Fair Market Value per share on any day during such period.

V.         RESTRICTED STOCK AWARDS.

           5.1        Grants.

                      Subject to Section 2.4, the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than six months after the later of (i) the Award Date, or (ii) the date of shareholder approval of the Plan pursuant to Section 7.9. Shares of Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Participant, which stock certificate shall bear a legend making appropriate reference to the restrictions imposed and shall be held by the Corporation until the restrictions on such shares shall have lapsed and those shares shall have thereby vested.

           5.2        Restrictions.

                      (a) Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

                      (b) Participants receiving Restricted Stock shall be entitled to voting rights for the shares issued even though they are not vested; provided that such rights shall terminate immediately as to any forfeited Restricted Stock; and provided further that any dividends declared and paid on the shares issued but not yet vested shall be retained for the benefit of the Participant, to be paid to the Participant when and if such shares vest or returned to the Corporation immediately as to any forfeited Restricted Stock.

                      (c) In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

VI.        PERFORMANCE SHARE AWARDS.

          6.1        Grants.

                      The Committee may, in its discretion, grant
Performance Share Awards to Eligible Persons based upon such factors as the Committee shall determine. A Performance Share Award Agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based, which issuance shall not be earlier than six months after the later of (i) the Award Date, or (ii) the date of shareholder approval of the Plan pursuant to Section 7.9.

VII.       OTHER PROVISIONS.

           7.1        Rights of Eligible Persons, Participants and
                      Beneficiaries.

                      (a) Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

                      (b) Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Person or Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation or to terminate the employment of such Eligible Person or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Person or Participant.

                      (c) Amounts payable pursuant to an Award shall be paid only to the Participant or, in the event of the Participant's death, to the Participant's Beneficiary or, in the event of the Participant's Total Disability, to the Participant's Personal Representative or, if there is none, to the Participant. Other than by will or the laws of descent and distribution, or pursuant to a "qualified domestic relations order" as defined by the Code, no benefit payable under, or interest in, this Plan or in any Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Person, Participant or Beneficiary. The Committee shall disregard any attempted transfer, assignment or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan.

                      (d) No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

           7.2        Adjustments Upon Changes in Capitalization.

                      (a) If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards or Performance Share Awards shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock. Corresponding adjustments may also be made in particular stock grants with respect to extraordinary cash dividends.

                      (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the

Plan by such successor corporation in which event the Plan and the Awards shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

                      (c) In adjusting Awards to reflect the changes described in this Section 7.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

           7.3        Termination of Employment.

                      (a) If the Participant's employment by the Company terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, three months (or up to one year if so determined by the Committee in the grant or otherwise) from the date of termination of employment to exercise any Option to the extent it shall have become exercisable on that date, and any Option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of employment.

                      (b) If the Participant's employment by the Company terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, 12 months from the date of termination of employment (or 3 months from the date of termination of employment as a result of Retirement, with respect to an Incentive Stock Option) to exercise any Option to the extent it shall have become exercisable by that date, and any Option not exercisable on that date shall terminate.

                      (c) If the Participant's employment by the Company terminates as a result of death while the Participant is employed by the Company or during the 12 month period referred to in subsection (b) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 3.3, during the 12-month period or such shorter period as is provided in the Award Agreement following the Participant's death, as to all or any part of the shares of Common Stock covered thereby, including all shares as to which the Option would not otherwise be exercisable.

                      (d) Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 4.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 3.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

                      (e) In the event of termination of employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

                      (f) In the event of termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

                      (g) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 7.3 to be a termination of employment of each employee of that entity.

                      (h) Upon forfeiture of a Restricted Stock Award pursuant to this Section 7.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Corporation the portion of the Restricted Stock Award not vested at the date of termination of employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Corporation, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such non-vested portion of any Restricted Stock Award shall be deemed transferred automatically to the Corporation on the date of termination of employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Corporation and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with such transfer.

           7.4        Acceleration of Awards.

                      Unless prior to an Event the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant; provided, however, that Awards shall not in any event be so accelerated to a date less than six months after the later of (i) the Award Date, or (ii) the date of shareholder approval of the Plan pursuant to Section 7.9. Acceleration of Awards shall comply with applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act and Section 422 of the Code.

           7.5        Government Regulations.

                      This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including, without limitation, interpretive letters of the Commission) which may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this

Plan, and no shares shall be issued by the Corporation, nor cash payments made by the Corporation, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Corporation, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

           7.6        Tax Withholding.

                      (a) Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option or a Stock Appreciation Right, the vesting of a Restricted Stock Award, the payment of a Performance Share Award, payment pursuant to a Stock Appreciation Right or payment of a Tax-Offset Bonus, the Company shall have the right to (i) require such Participant or other person to pay by cash, or certified or cashier's check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions or (ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding; provided, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act.

                      (b) The Committee may, in its discretion, permit a loan from the Company to a Participant (other than a member of the Committee) in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish.

           7.7        Amendment, Termination and Suspension.

                      (a) The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof). In addition, the Committee may, from time to time, amend or modify any provision of this Plan and, with the consent of the Participant, make such modifications of the terms and conditions of such Participant's Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option as are not inconsistent with or prohibited by the Plan. No Awards may be granted during any suspension of this Plan or after its termination.

                      (b) If an amendment would (i) materially increase the benefits accruing to Participants within the meaning of Rule 16b-3(a) under the Exchange Act or any successor thereto, (ii) increase the aggregate number of shares which may be issued under this Plan or to any individual, or (iii) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board or the Committee and by a majority of the shareholders.

                      (c) In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

           7.8        Privileges of Stock Ownership; Nondistributive
                      Intent.

                      A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Corporation may be listed).

           7.9        Effective Date of the Plan.

                      This Plan shall be effective upon approval by the shareholders of the Corporation by the vote of the holders of a majority of the stock of the Corporation voting at a meeting of such holders in person or by proxy; except that this Plan is adopted and approved by the Board effective October 1, 1994 to permit the grant of Awards prior to the approval of the Plan by the shareholders of the Corporation as aforesaid. In the event that this Plan is not approved by the shareholders of the Corporation as aforesaid, this Plan and any Awards granted hereunder shall be void and of no force or effect.

           7.10       Term of the Plan.

                      Unless previously terminated by the Board, this Plan shall terminate at the close of business on October 1, 2004, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

           7.11       Governing Law.

                      Except as required by Delaware corporate law, this Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.